                                                                                                 EXHIBIT 10.14

SDK REALTY CORP.
Mortgagor

PNC BANK, NATIONAL ASSOCIATION,
AS LENDER AND AS AGENT FOR ITSELF AND OTHER LENDERS
Mortgagee

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
(MASSACHUSETTS)

Dated as of March 5 2010

RECORD AND RETURN TO:
Hahn & Hessen LLP
488 Madison Avenue, 14th Floor
New York, New York  10022
Attention:  Joshua J. Cohen, Esq.

TABLE OF CONTENTS

BACKGROUND 1

GRANTING CLAUSES 2

TERMS AND CONDITIONS 4

1. Defined Terms 5
2. Warranty of Title 5
3. Payment and Performance of Obligations 5
4. Requirements 5
5. Payment of Taxes and Other Impositions 5
6. Insurance and Repairs 6
7. Restrictions on Liens and Encumbrances. 7
8. Due on Sale and Other Transfer Restrictions. 7
9. Condemnation/Eminent Domain 7
10. Further Assurances 7
11. Mortgagee’s Right to Perform 7
12. Remedies 7
13. Right of Mortgagee to Credit Sale 9
14. Appointment of Receiver 9
15. Extension, Release, etc. 9
16. Security Agreement under Uniform Commercial Code 10
17. Assignment of Leases and Rents 11
18. Additional Rights 11
19. Notices 12
20. No Oral Modification 12
21. Partial Invalidity 12
22. Mortgagor’s Waiver of Rights 12
23. Remedies Not Exclusive 13
24. Subrogation 13
25. Successors and Assigns 14
26. No Waivers, etc. 14
27. Governing Law, etc. 14
28. Waiver of Trial by Jury 14
29. Certain Definitions 14
30. Release and Satisfaction 15
31. Intentionally Omitted. 15
32. Mortgagee’s Fees 15
33. Massachusetts State Specific Provisions: 15
34. Severability.  . 16

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) dated as of the 5th day of March, 2010, by SDK REALTY CORP., a corporation organized under the laws of the Commonwealth of Massachusetts, having an office at 10 Glenville Street, Greenwich, CT 06831 (the “Mortgagor”), in favor of PNC BANK, NATIONAL ASSOCIATION (“PNC”), having an office at 340 Madison Avenue, New York, New York 10173 (PNC, in its capacity as Lender and as Agent for itself and the Lenders now or hereafter named in the Credit Agreement (as defined below), the “Mortgagee”).  All capitalized terms used but not otherwise defined in this Mortgage shall have the meanings ascribed to them in the Guaranty, or if not defined therein, in the Credit Agreement.

BACKGROUND

A. Presstek, Inc., PRESSTEK Europe Limited and each other Person which becomes a Borrower under the Credit Agreement (collectively, the “Credit Parties”) are parties to that certain Revolving Credit and Security Agreement dated as of the date hereof, by and among, the Credit Parties and Mortgagee (as same may be hereinafter amended, modified, restated or supplemented from time to time, the “Credit Agreement”).

B. Pursuant to the Credit Agreement, the Mortgagee will make available to Borrowers (i) certain revolving loans and other extensions of credit in the maximum principal amount of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00) (the “Loan”) to be evidenced by the Revolving Credit Note, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Note”); and (ii) the issuance of the Letters of Credit in connection therewith in the amount set forth therein.

C. Mortgagor has executed that certain Guarantor Security Agreement, dated as of the date hereof, between [Mortgagor and Mortgagee] (as may be amended, modified, restated or supplemented from time to time, the “Guaranty Security Agreement”), and that certain Guaranty, dated as of the date hereof, in favor of Mortgagee (as may be amended, modified, restated or supplemented from time to time, the “Guarantee”; collectively with the Guaranty Security Agreement, the “Guaranty Documents”), to guarantee the payment and performance by Borrowers of all Obligations in the maximum principal amount of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00).

D. Mortgagor (i) is the owner of the fee simple estate in the parcels of real property located in the South Hadley, County of Hampshire and County of Hampden, Commonwealth of Massachusetts, as more particularly described in Schedule “A” annexed hereto (together with all estates and development rights now existing or hereafter acquired for use in connection therewith, the “Owned Land”); and (ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures, and fixtures now or subsequently located on the Owned Land (the “Improvements”; the Owned Land and the Improvements being collectively referred to as the “Real Estate”).

E. It is a condition to the obligation of the Mortgagee to make the Loan to the Borrowers under the Credit Agreement and to accept the Guaranty Documents from Mortgagor that Mortgagor shall have executed and delivered this Mortgage to Mortgagee for the ratable benefit of Mortgagee.

GRANTING CLAUSES

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure the payment and performance of all Obligations under the Guaranty Documents;

MORTGAGOR HEREBY MORTGAGES, GRANTS, BARGAINS, SELLS, WARRANTS, CONVEYS, ALIENATES, REMISES, RELEASES, ASSIGNS, SETS OVER, TRANSFERS, GIVES AND CONFIRMS TO THE MORTGAGEE, ITS SUCCESSORS AND ASSIGNS, WITH POWER OF SALE, FOR THE BENEFIT OF THE MORTGAGEE, ITS SUCCESSORS AND ASSIGNS, WITH MORTGAGE COVENANTS, UPON THE STATUTORY CONDITION AND WITH THE STATUTORY POWER OF SALE, AND CREATES A MORTGAGE INTEREST AND SECURITY INTEREST (COLLECTIVELY, “LIEN”), TO SECURE THE OBLIGATIONS (AS DEFINED IN THE CREDIT AGREEMENT), IN:

(a) the Owned Land;

(b) all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof and all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

(c) all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(d) all of the fixtures, equipment, furnishings, fittings and appliances, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, storm doors and windows, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (d) being referred to as the “Equipment”);

(e) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;

(f) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);

(g) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and, subject to the provisions relating to condemnation and eminent domain set forth below, all right, title and interest of Mortgagor in and to all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

(h) to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental permits and approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate;

(i) all refunds, rebates or credits in connection with a reduction in all real estate taxes, government assessments or impositions, lienable water charges, lienable sewer rents, assessments due under owner association documents, ground rents, vault charges and license fees for the use of vaults chutes and all other charges, now or hereafter levied or assessed against the Real Estate, including, without limitation, rebates as a result of tax certiorari or any other applications or proceedings for reduction;

(j) all accounts, escrows, chattel paper, claims, deposits, trade names, trademarks, service marks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Real Estate;

(k) all reserves, escrows and deposit accounts maintained by Mortgagor with respect to the Real Estate, together with all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property from time to time held therein, and all proceeds, products, distributions, dividends or substitutions thereon or thereof;

(l) the right, in the name and on behalf of Mortgagor, to commence any action or proceeding to protect the interest of Mortgagee in the Real Estate and to appear in and defend any action or proceeding brought with respect to the Real Estate;

(m) all proceeds, both cash and noncash, of the foregoing; and

(n) Any and all other rights of Mortgagor in and to the items set forth in the foregoing subsections (a) through (m), inclusive, and in and to the Real Estate.

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (c) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (n) are collectively referred to as the “Mortgaged Property”).

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed,

PROVIDED, HOWEVER, that the condition of this Mortgage is such that at such time as the Loan, the Obligations and the amounts due hereunder shall have been paid in full, no Letters of Credit shall be outstanding and no obligations then remain under this Mortgage, the Credit Agreement or any Document, the Mortgaged Property shall be released from the Liens created hereby, and this Mortgage and all obligations (other than those expressly stated to survive such termination) of the Mortgagee and the Mortgagor hereunder shall terminate.  Following any such termination, at the request and at the sole expense of Mortgagor, the Mortgagee shall execute and deliver to Mortgagor such documents as Mortgagor shall reasonably request to evidence such termination.

TERMS AND CONDITIONS

Mortgagor further represents, warrants, covenants and agrees with Mortgagee and the Secured Parties as follows:

1. Defined Terms

.  Capitalized terms used herein (including in the “Background” and “Granting Clauses” sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Guaranty, or if not defined therein, in the Credit Agreement.  References in this Mortgage to the “Default Rate” shall mean the interest rate applicable pursuant to Section 3.1 of the Credit Agreement.  References herein to the “Secured Parties” shall mean the collective reference to (i) Mortgagee, (ii) the Lenders, (iii) the Agent, (iv) PNC, (v) any other holders from time to time of all or any part of the Obligations, and (vi) the respective successors, indorsees, transferees and assigns of each of the foregoing.

2. Warranty of Title

.  Mortgagor warrants that it has good record title in fee simple to the Real Estate, subject only to (a) the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee by Chicago Title Insurance Company to insure the Lien of this Mortgage and (b) liens permitted by the Credit Agreement or by any of the other Documents (the “Permitted Exceptions”).  Mortgagor shall warrant, defend and preserve such title and the Lien of this Mortgage against all material claims of all persons and entities (not including the holders of the Permitted Exceptions).  Mortgagor represents and warrants that it has the right to encumber the Mortgaged Property.

3. Payment and Performance of Obligations

.  Mortgagor shall pay and perform the Obligations in accordance with the applicable provisions of the Guaranty Documents.

4. Requirements

.  Mortgagor shall comply in all material respects with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property except where a failure to do so could not reasonably be expected to have a Material Adverse Effect on (i) the current business, operations or condition (financial or otherwise) of the Mortgagor, (ii) the current use of the Mortgaged Property or (iii) the value of the Mortgaged Property (assuming continuation of its current use).

5. Payment of Taxes and Other Impositions

.

(a) Prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all material taxes, charges and assessments of every kind and nature assessed against the Mortgaged Property, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against, or arising in respect of the occupancy, use or possession thereof, to the extent they may become a lien on any of the Real Estate, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the “Impositions”), except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Mortgagor has set aside on its books adequate reserves with respect thereto in accordance with GAAP.  Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of any such Imposition, to the extent payment is required by this Mortgage.  If by law any Imposition, at Mortgagor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become delinquent to the extent payment is required by this Mortgage, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate.   Any sums paid by Mortgagee in discharge of any Impositions shall be (i) secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the Lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

6. Insurance and Repairs

.

(a) Mortgagor shall maintain the insurance required pursuant to the Guaranty Documents.

(b) If any portion of the Improvements is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, Mortgagor shall maintain or cause to be maintained, flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event more than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

(c) If the Mortgaged Property, or any part thereof, shall be destroyed, or materially damaged, Mortgagor shall give prompt notice thereof to Mortgagee.

(d) In the event of foreclosure of this Mortgage or other transfer of title in lieu of foreclosure to the Mortgaged Property, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

(e) All proceeds of insurance will be applied as provided in the Guaranty Documents, or if not provided for in the Guaranty Documents, then as provided for in the Credit Agreement, as if Mortgagor were a signatory thereto.

(f) Mortgagor promptly shall comply with and conform in all material respects to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property.  Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

(g) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option upon five (5) days’ notice to Mortgagor, may effect such insurance from year to year at rates substantially similar to the rate at which Mortgagor had insured the Premises, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.

7. Restrictions on Liens and Encumbrances.  Except for the Lien of this Mortgage, the Liens permitted by the Guaranty Documents and the easements permitted by the Guaranty Documents, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the Lien of this Mortgage and whether recourse or non-recourse.

8. Due on Sale and Other Transfer Restrictions.  The Mortgagor, except as expressly permitted by the Guaranty Documents, shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

9. Condemnation/Eminent Domain

.  Promptly upon receiving notice of the institution of any proceedings for the condemnation of the Mortgaged Property, or any material portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings.  All awards and proceeds shall be deemed net cash proceeds of a property insurance policy and shall be applied as provided in the Credit Agreement.

10. Further Assurances

.  To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees promptly upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the Lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.

11. Mortgagee’s Right to Perform

.  If any Borrower fails to perform any of the covenants or agreements of such Borrower, within the applicable grace period, if any, provided for in the Credit Agreement, or if Mortgagor fails to perform any of the covenants or agreements of Mortgagor, within the applicable grace period, if any, provided for in the Guaranty Documents, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time upon five (5) Business Days’ notice to Mortgagor (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage.  No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Borrower’s or Mortgagor’s Event of Default after notice of such Event of Default has been given by Mortgagee or waive any right or remedy of Mortgagee.

12. Remedies

.

(a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on any or all of the Guaranty Documents, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or the Guaranty Documents as the law may allow.  Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment; and

(ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

(b) In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

(c) In the event of any breach of the terms contained in this Mortgage that constitutes a continuing Event of Default for which Mortgagee has given notice thereof, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

(d) It is agreed that if an Event of Default shall occur and be continuing and notice of such Event of Default has been given by the Mortgagee, any and all proceeds of the Mortgaged Property received by Mortgagee shall be held by Mortgagee for the benefit of the Lenders as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations in accordance with the Credit Agreement.

13. Right of Mortgagee to Credit Sale

.  Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.  In such event, this Mortgage, the Guaranty Documents and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

14. Appointment of Receiver

.  If an Event of Default shall have occurred and be continuing and notice of such Event of Default has been given by Mortgagee, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, without requiring the posting of a surety bond, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property or the solvency or insolvency of Mortgagor or any other party obligated for payment of all or any part of the Obligations, and whether or not waste has occurred with respect to the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law).  Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

15. Extension, Release, etc.

  Without affecting the Lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Documents and/or the Guaranty Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Documents and/or the Guaranty Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

(b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the Lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(c) If Mortgagee shall have the right to foreclose this Mortgage or to direct a power of sale, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage (or direct the sale of the Mortgaged Property, as the case may be) subject to the rights of any tenants of the Mortgaged Property.  The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property, or to terminate such tenant’s rights in such sale will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the Lien of this Mortgage.

(d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid Lien on the Mortgaged Property for the amount secured hereby.

16. Security Agreement under Uniform Commercial Code

.  (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the “Code”) of the State in which the Mortgaged Property is located solely with respect to Mortgaged Property which is personal property.  If an Event of Default shall occur and be continuing under this Mortgage and notice of such Event of Default has been given by Mortgagee, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply).  If Mortgagee shall elect to proceed under the Code, then ten days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys’ fees and legal expenses.

(b) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the Code) affixed to the Real Estate, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a “fixture filing” within the meaning of Sections 9-334 and 9-502 of said Code upon such portions of the Mortgaged Property that are or become fixtures. The addresses of the Mortgagor, as debtor, and Mortgagee, as secured party, are set forth in the first page of this Mortgage.

(c) The real property to which the fixtures relate is described in Schedule A hereto.  The record owner of the real property described in Schedule A hereto is Mortgagor.  The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage.  The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage.  The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage.

17. Assignment of Leases and Rents

.

(a) Mortgagor hereby assigns to Mortgagee all of Mortgagee’s right, title and interest in and to all current and future Leases and Rents as further security for the payment of and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence and continuance of an Event of Default under this Mortgage for which notice has been given by the Mortgagee; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default under this Mortgage for which notice has been given by Mortgagee by giving not less than five (5) days’ written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of such part of the Mortgaged Property as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise.  Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).  Mortgagor represents and warrants to Mortgagee that:

(i) Mortgagor has not affirmatively done any act which would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.

(ii) Except for any matter disclosed in the Guaranty Documents, no action has been brought or, so far as is known to Mortgagor, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor’s obligations contained in this Section and in the Leases.

18. Additional Rights

.  The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall Mortgagor consent to any holder of any subordinate lien or subordinate Mortgage joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease.  By recordation of this Mortgage all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void.  Any such application shall not be construed to cure or waive any Event of Default for which notice has been given by Mortgagee or invalidate any act taken by Mortgagee on account of such Event of Default for which notice has been given by mortgagee.

19. Notices

.  All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 15 of the Guaranty Security Agreement to Mortgagor and to Mortgagee as specified therein.

20. No Oral Modification

.  This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 18 of the Guaranty Security Agreement.  Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

21. Partial Invalidity

.  In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Document or any the Guaranty Document, the obligations of Mortgagor and of any other obligor under this Mortgage and the Guaranty Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

22. Mortgagor’s Waiver of Rights

.  (a) Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence and continuance of an Event of Default hereunder for which notice has been give by Mortgagee and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute.  Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to Mortgagee, but shall, permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

(b) To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process.  To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Guaranty Documents) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the foreclosure rights, power of sale, or other rights hereby created.

23. Remedies Not Exclusive

.  Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under the Guaranty Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by Mortgage, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s rights to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion.  No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  Every power or remedy given by any of the Guaranty Documents to Mortgagee or to which Mortgagee may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, as the case may be.  In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Leases and Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “Mortgagee in possession,” and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

24. Subrogation

.  If the Loan is used to pay, satisfy, discharge, extend or renew any indebtedness secured by a pre-existing mortgage, or other lien encumbering the Mortgaged Property (“Prior Lien”), then to the extent of funds so used, Mortgagee shall automatically, and without further action on its part, be subrogated to all rights, including lien priority, held by the holder of the indebtedness secured by the Prior Lien, whether or not the Prior Lien is released, and such former rights are not waived but rather are continued in full force and effect in favor of Mortgagee and are merged with the lien and security interest created herein as cumulative security for payment of the Debt and performance of the Obligations.

25. Successors and Assigns

.  All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee, and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of Mortgagee such a waiver is deemed advisable.  All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns.  The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

26. No Waivers, etc.

  Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor.  Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien or Mortgage.

27. Governing Law, etc.

  This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except that Mortgagor expressly acknowledges that by their respective terms the Guaranty shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

28. Waiver of Trial by Jury

.  Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive the right to insist upon trial by jury in any action, claim, suit or proceeding relating to this Mortgage. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee for foreclosure hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding, except to the extent that any counterclaim would be lost unless made in each suit.  Such waiver shall not be construed so as to prevent the Mortgagor from interposing a counterclaim against Mortgagee concerning the Obligations.

29. Certain Definitions

.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Mortgagee” shall mean “Mortgagee or any successor agent for the Lenders,” the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.  The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

30. Release and Satisfaction

.  If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by any Mortgagor in a transaction permitted by the Credit Agreement and/or the Guaranty Documents and the net cash proceeds are applied in accordance with the terms of the Credit Agreement and/or the Guaranty Documents, then Mortgagee, at the request and sole expense of Mortgagor, shall execute and deliver to Mortgagor all releases or other documents reasonably necessary or desirable for the release of any and all liens created hereby on such Mortgaged Property.  If the Obligations are paid in full in accordance with the terms of the Credit Agreement and the Guaranty Documents, then Mortgagee, at the request and sole expense of Mortgagor, shall execute and deliver to Mortgagor a satisfaction of this Mortgage in accordance with the applicable law.  The Mortgagor shall deliver to the Mortgagee, at least five (5) Business Days prior to the date of the proposed release or satisfaction, a written request for release or satisfaction identifying (in the case of a sale) the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Mortgagor stating that such transaction (in the case of a sale) is in compliance with, and permitted by, the Credit Agreement, the other Documents, and/or the Guaranty Documents.  Mortgagee shall also, promptly after written request therefore, deliver customary “pay-off letters.

31. Intentionally Omitted.

32. Mortgagee’s Fees

.  Mortgagor shall pay all costs, fees and expenses incurred by Mortgagee and Mortgagee’s agents and counsel in connection with the performance by Mortgagee of Mortgagee’s duties hereunder, and all such costs, fees and expenses shall be secured by this Mortgage.

33. Massachusetts State Specific Provisions:

(i) Principles of Construction.  In the event of any inconsistencies between the terms and conditions of this Section 33 and the terms of this Mortgage, the term and conditions of this Section 33 shall control and be binding.

(ii) Statutory Power of Sale.  This Mortgage is upon the STATUTORY CONDITION and for any breach of which upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the STATUTORY POWER OF SALE, and on the further condition that upon any default Mortgagee shall have as to the personal property all the rights and remedies of a secured party under the Massachusetts Uniform Commercial Code, including the option to proceed as to the personal property under the law relating to foreclosure of real estate mortgages, and such further remedies as from time to time may hereafter be provided in Massachusetts for a secured party.

(iii) All of the Mortgagee’s rights under this Mortgage may be exercised together or separately. In exercising its power of sale under this Mortgage, Mortgagee may sell the personal property, or any part thereof, either separately from or together with the real property portion of the Mortgaged Property or any part of the Mortgaged Property, either as one unit or in such separate units, all as Mortgagee may in its sole discretion elect; and Mortgagee may sell the Mortgaged Property or any part of the Mortgaged Property either separately from or together with the whole or any part of other collateral with may constitute security for any obligation secured by the Mortgaged Property as Mortgagee in its sole discretion may elect. Without limiting the generality of the foregoing, Mortgagee’s STATUTORY POWER OF SALE shall not be exhausted until all the Mortgaged Property shall have been struck down at a foreclosure auction and the successful bidders have all accepted and recorded the resulting foreclosure deeds, it being expressly agreed that Mortgagee shall have the power to foreclose upon and sell portions of the Mortgaged Property at different times or days if Mortgagee so elects and Mortgagee also may continue to auction the Premises at any foreclosure sale even if the amounts previously struck down at prior foreclosure auction sales for other portions of the Mortgaged Property exceed the amount owed to Mortgagee by Mortgagor (provided Mortgagee duly accounts for the excess proceeds in accordance with applicable law). In the event of any separate sale of personal property, Mortgagee will give Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other intended disposition thereof is to be made, and such requirement of reasonable notice shall be met if such notice is given at least ten (10) days prior to such action, as described in Section 16(a) hereof.

(iv) The term “default” as used in the Statutory Power of Sale shall mean an Event of Default as defined in the Guaranty or herein.

34. Severability.  If any part of this Mortgage is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

[Intentionally left blank.]

IN WITNESS WHEREOF, the undersigned hereby signs, seals and delivers this Mortgage.

Mortgagor’s Organizational Identification Number: 04-3060820	SDK REALTY CORP. By: /S/ Jeffrey Jacobson Name: Jeffrey Jacobson Title: President
STATE OF CONNECTICUT

COUNTY OF FAIRFIELD

On this 5th day of March, 2010, before me, the undersigned notary public, personally appeared Jeffrey Jacobson, President of SDK REALTY CORP., proved to me through satisfactory evidence of identification to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it as his free act and deed for its stated purpose.

/S/ Christopher J. Lutzo
                                           Notary Public

                                                                My commission expires:  1/31/2015

Schedule A

Description of the Owned Land

(See attached.)